STRATEGIC CAPITAL RESOURCES, INC. AND SUBSIDIARIES


                           PART II - OTHER INFORMATION

                                  Exhibit 99.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER


         I, David Miller, certify that:

         1. I have reviewed this quarterly report on Form 10-Q of Strategic Capital Resources, Inc.

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.




                                       By: /s/ DAVID MILLER
                                           -------------------------------------
                                           David Miller
                                           Chief Executive Officer

Dated: February 11, 2003


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